Exhibit 99.B(h)(5)(b)

SCHEDULE A

TO THE EXPENSE LIMITATION AGREEMENT DATED August 1, 2013

BETWEEN

THE VICTORY PORTFOLIOS AND VICTORY CAPITAL MANAGEMENT INC.

OPERATING EXPENSE LIMITS AS OF October 23, 2013

Name of Fund and Class	Maximum Operating Expense Limit	Date of Termination
International — Class A	1.40%	August 31, 2017
International — Class C	2.15%	August 31, 2017
International — Class I	1.15%	August 31, 2017
International Select — Class A	1.40%	August 31, 2017
International Select — Class C	2.15%	August 31, 2017
International Select — Class I	1.15%	August 31, 2017

OPERATING EXPENSE LIMITS AS OF MARCH 1, 2010

Name of Fund and Class	Maximum Operating Expense Limit	Date of Termination
Diversified Stock - Class C	2.00%	February 28, 2014
Fund for Income - Class C	1.82%	February 28, 2014
Global Equity - Class A	1.40%	February 28, 2020
Global Equity - Class C	2.15%	February 28, 2020
Global Equity - Class I	1.15%	February 28, 2020
Special Value — Class C	2.20%	February 28, 2014

OPERATING EXPENSE LIMITS AS OF FEBRUARY 29, 2012

Name of Fund and Class	Maximum Operating Expense Limit	Date of Termination
International - Class Y	1.15%	February 28, 2017
International Select - Class Y	1.15%	February 28, 2017
Diversified Stock - Class Y	0.86%	February 28, 2017
Established Value - Class Y	0.83%	February 28, 2017
Fund for Income - Class Y	0.71%	February 28, 2017
Large Cap Growth - Class Y	1.02%	February 28, 2017
National Municipal Bond - Class Y	0.72%	February 28, 2017
Small Company Opportunity - Class Y	1.15%	February 28, 2017
Special Value - Class Y	1.03%	February 28, 2017

OPERATING EXPENSE LIMITS AS OF OCTOBER 24, 2012

Name of Fund and Class	Maximum Operating Expense Limit	Date of Termination
Dividend Growth Fund — Class A	1.25%	February 28, 2018
Dividend Growth Fund — Class C	2.00%	February 28, 2018
Dividend Growth Fund — Class I	0.95%	February 28, 2018
Dividend Growth Fund — Class R	1.50%	February 28, 2018
Dividend Growth Fund — Class Y	1.00%	February 28, 2018

OPERATING EXPENSE LIMITS AS OF MARCH 1, 2013

Name of Fund and Class	Maximum Operating Expense Limit	Date of Termination
Investment Grade Convertible — Class I	1.00%	February 28, 2014
Large Cap Growth — Class C	2.10%	February 28, 2014
Large Cap Growth — Class I	0.95%	February 28, 2014
Large Cap Growth — Class R	1.65%	February 28, 2014
National Municipal Bond — Class A	0.99%	February 28, 2014
International — Class R	1.70%	February 28, 2018
International Select — Class R	1.69%	February 28, 2018
Global Equity — Class R	1.67%	February 28, 2018

OPERATING EXPENSE LIMITS AS OF OCTOBER 23, 2013

Name of Fund and Class	Maximum Operating Expense Limit	Date of Termination
Select Fund — Class A	1.15%	February 28, 2019
Select Fund — Class I	0.90%	February 28, 2019